Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139676, 333-171444, and 333-187765 on Form S-8 of our report dated March 17, 2014, appearing in this Annual Report on Form 10-K of Summit Financial Services Group, Inc. for the year ended December 31, 2013.

/s/ Moore Stephens Lovelace, P.A.

Orlando, Florida

March 17, 2014